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                                                                     EXHIBIT 1.1


                               4,250,091 Shares

                              PIERCE LEAHY CORP.

                                 Common Stock


                          U.S. UNDERWRITING AGREEMENT
                          ---------------------------


                                                                   June   , 1997


SMITH BARNEY INC.
MERRILL LYNCH & CO.
PAINEWEBBER INCORPORATED

     As Representatives of the Several Underwriters

c/o  SMITH BARNEY INC.
     388 Greenwich Street
     New York, New York 10013

Dear Sirs:

          Pierce Leahy Corp., a Pennsylvania corporation (the "Company"), proposes to issue and sell an aggregate of 4,080,000 shares of its common stock, par value $.01 per share, and the persons named in Part A of Schedule I hereto (the "Selling Shareholders") propose to sell an aggregate of 170,091 shares of common stock of the Company (together with the 4,080,000 shares of common stock to be issued and sold by the Company, the "Firm Shares") to the several Underwriters named in Schedule II hereto (the "U.S. Underwriters") for whom Smith Barney Inc., Merrill Lynch & Co. and PaineWebber Incorporated, are acting as representatives (the "Representatives"). In addition, solely for the purpose of covering over-allotments, certain of the Selling Shareholders and the Company propose to sell to the U.S. Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an aggregate of an additional 796,892 shares (the "Additional Shares") of the Company's common stock. The Company and the Selling Shareholders are hereinafter sometimes referred to as the "Sellers."
The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The Company's common stock, par value $.01 per share, including the Shares and the International Shares (as defined herein), is hereinafter referred to as the "Common Stock."
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          It is understood that the Company and the Selling Shareholders are concurrently entering into an International Underwriting Agreement, dated the date hereof (the "International Underwriting Agreement"), providing for the sale of 1,062,523 shares of the Common Stock (the "International Shares"), of which 1,020,000 shares will be sold by the Company and 42,523 will be sold by the Selling Shareholders through arrangements with certain underwriters outside the United States and Canada (the "Managers"), for whom Smith Barney Inc., Merrill Lynch International and PaineWebber International are acting as lead Managers (the "Lead Managers"). The International Shares and the Shares, collectively, are herein called the "Underwritten Shares."

          The Company and the Selling Shareholders also understand that the Representatives and the Lead Managers have entered into an agreement (the "Agreement Between U.S. Underwriters and Managers") contemplating the coordination of certain transactions between the U.S. Underwriters and the Managers and that, pursuant thereto and subject to the conditions set forth therein, the U.S. Underwriters may purchase from the Managers a portion of the International Shares or sell to the Managers a portion of the Shares. The Company and the Selling Shareholders understand that any such purchases and sales between the U.S. Underwriters and the Managers shall be governed by the Agreement Between U.S. Underwriters and Managers and shall not be governed by the terms of this Agreement or the International Underwriting Agreement.

          The Company and the Selling Shareholders wish to confirm as follows their respective agreements with you and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Shares by the Underwriters.

     1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1, including prospectuses subject to completion, relating to the Underwritten Shares. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective

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before the offering of the Shares may commence, the term "Registration
Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. If an abbreviated registration statement is prepared and filed with the Commission in accordance with Rule 462(b) under the Act ("an Abbreviated Registration Statement"), the term "Registration Statement" as used in this Agreement includes the Abbreviated Registration Statement. The term "Prospectuses" as used in this Agreement means the prospectuses in the forms included in the Registration Statement, or, if the prospectuses included in the Registration Statement omit information in reliance on Rule 430A under the Act and such information is included in prospectuses filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectuses" as used in this Agreement means the prospectuses in the forms included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectuses filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectuses" as used in this Agreement means the prospectuses subject to completion in the forms included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, and as such prospectuses shall have been amended from time to time prior to the date of the Prospectuses.

          It is understood that two forms of Prepricing Prospectus and two forms of Prospectus are to be used in connection with the offering and sale of the Underwritten Shares: a Prepricing Prospectus and a Prospectus relating to the Shares that are to be offered and sold in the United States (as defined herein) or Canada (as defined herein) to U.S. or Canadian Persons (the "U.S. Prepricing Prospectus" and the "U.S. Prospectus," respectively), and a Prepricing Prospectus and a Prospectus relating to the International Shares which are to be offered and sold outside the United States or Canada to persons other than U.S. or Canadian Persons (the "International Prepricing Prospectus" and the "International Prospectus," respectively). The U.S. Prospectus and the International Prospectus are herein collectively called the "Prospectuses," and the U.S. Prepricing Prospectus and the International Prepricing Prospectus are herein called the "Prepricing Prospectuses." For purposes of this Agreement:
"Rules and Regulations" means the rules and regulations adopted by the Commission under either the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable; "U.S. or Canadian Person" means any resident or national of the United States or Canada, any corporation, partnership or other entity created or organized in or under the laws of the United States or Canada or any estate or trust the income of which is subject to

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United States or Canadian income taxation regardless of the source of its income
(other than the foreign branch of any U.S. or Canadian Person), and includes any United States or Canadian branch of a person other than a U.S. or Canadian Person; "United States" means the United States of America (including the states thereof and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction; and "Canada" means Canada and its territories, its possessions and other areas subject to its jurisdiction.

     2. Agreements to Sell and Purchase. Upon the basis of the representations, warranties and agreements contained herein and subject to all the terms and conditions set forth herein and to such adjustments as you may determine to avoid fractional shares, the Company hereby agrees to issue and sell to each U.S. Underwriter and each U.S. Underwriter agrees, severally and
not jointly, to purchase from the Company, at a purchase price of $     per
share (the "purchase price per share"), the number of Firm Shares that bears the same proportion to the aggregate number of Firm Shares to be issued and sold by the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Company and the Selling Shareholders.

          Upon the basis of the representations, warranties and agreements contained herein and subject to all the terms and conditions set forth herein and to such adjustments as you may determine to avoid fractional shares, each Selling Shareholder agrees to sell to each U.S. Underwriter and each U.S. Underwriter agrees, severally and not jointly, to purchase from each Selling Shareholder, at the purchase price per share, the number of Firm Shares that bears the same proportion to the number of Firm Shares set forth opposite the name of such Selling Shareholder in Schedule I hereto as the number of Firm Shares set forth opposite the name of such U.S. Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Company and the Selling Shareholders.

          Upon the basis of the representations, warranties and agreements contained herein and subject to all the terms and conditions set forth herein, the Selling Shareholders listed in Part B of Schedule I hereto and the Company also agree to sell to the U.S. Underwriters, and the U.S. Underwriters shall have the right to purchase from such Selling Shareholders listed in Part B of
Schedule I hereto and the Company, at the purchase price per

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share, pursuant to an option (the "over-allotment option") which may be exercised prior to 5:00 p.m., New York City time, on the 30th day after the date of the U.S. Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 796,892 Additional Shares from (i) the Selling Shareholders listed in Part B of Schedule I hereto (the maximum number of Additional Shares that each of them agrees to sell upon the exercise by the U.S. Underwriters of the over-allotment option is set forth opposite their respective names in Part B of Schedule I) and (ii) the Company (the maximum number of Additional Shares that the Company agrees to sell upon the exercise by the U.S. Underwriters of the over-allotment option is set forth opposite its name in Part B of Schedule II). The number of Additional Shares that the U.S. Underwriters elect to purchase upon any exercise of the over-allotment option shall be provided first, by each Selling Shareholder who has agreed to sell Additional Shares in proportion to the respective maximum number of Additional Shares that each such Selling Shareholder has agreed to sell and second, after all Additional Shares of the Selling Shareholders have been sold, by the Company. Upon any exercise of the over-allotment option, each U.S. Underwriter, severally and not jointly, agrees to purchase from each Selling Shareholder who has agreed to sell Additional Shares and, if applicable, the Company the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) that bears the same proportion to the number of Additional Shares to be sold by each Selling Shareholder who has agreed to sell Additional Shares first and then from the Company as the number of Firm Shares set forth opposite the name of such U.S. Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Selling Shareholders and the Company.

          Certificates in transferable form for the Shares that each of the Selling Shareholders agrees to sell pursuant to this Agreement have been placed in custody with State Street Bank and Trust Company (the "Custodian") for delivery under this Agreement pursuant to a Custody Agreement and Power of Attorney (the "Custody Agreement") executed by each of the Selling Shareholders appointing J. Peter Pierce and Douglas B. Huntley as agents and attorneys-in-fact (the "Attorneys-in-Fact"). Each Selling Shareholder agrees that (i) the Shares represented by the certificates held in custody pursuant to the Custody Agreement are subject to the interests of the U.S. Underwriters, the Company and each other Selling Shareholder, (ii) the arrangements made by the Selling Shareholders for such custody are, except as specifically provided in the

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Custody Agreement, irrevocable, and (iii) the obligations of the Selling
Shareholders hereunder and under the Custody Agreement shall not be terminated by any act of such Selling Shareholder or by operation of law, whether by the death or incapacity of any Selling Shareholder or the occurrence of any other event or, if the Selling Shareholder is not a natural person, upon any dissolution, winding up, distribution of assets or other event affecting the legal existence of such Selling Shareholder. If any Selling Shareholder shall die or be incapacitated or if any other event shall occur before the delivery of the Shares hereunder or if the Selling Shareholder is not a natural person, shall dissolve, wind up, distribute assets or if any other event affecting the legal existence of such Selling Shareholder shall occur before the delivery of the Shares hereunder, certificates for the Shares of such Selling Shareholder shall be delivered to the Underwriters by the Attorneys-in-Fact in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death or incapacity, dissolution, winding up or distribution of assets or other event had not occurred, regardless of whether or not the Attorneys-in-Fact or any U.S. Underwriter shall have received notice of such death, incapacity, dissolution, winding up or distribution of assets or other event. Each Attorney-in-Fact is authorized, on behalf of each of the Selling Shareholders, to execute this Agreement and any other documents necessary or desirable in connection with the sale of the Shares to be sold hereunder by such Selling Shareholder, to make delivery of the certificates for such Shares, to receive the proceeds of the sale of such Shares, to give receipts for such proceeds, to pay therefrom any expenses to be borne by such Selling Shareholder in connection with the sale and public offering of such Shares, to distribute the balance thereof to such Selling Shareholder, and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this Agreement. Each Attorney-in-Fact agrees to perform his duties under the Custody Agreement.

          Each U.S Underwriter represents, warrants, covenants and agrees that, except as contemplated under Section 2 of the Agreement Between U.S. Underwriters and Managers dated the date hereof, (i) it is not purchasing any Shares for the account of anyone other than a U.S. or Canadian Person, (ii) it has not offered or sold, and will not offer, sell, resell or deliver, directly or indirectly, any Shares or distribute any U.S. Prospectus outside the United States or Canada or to anyone other than a U.S. or Canadian Person, and (iii) any offer of Shares in Canada will be made only pursuant to an exemption from the

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requirement to file a prospectus in the relevant province of Canada in which such offer is made.

     3. Terms of Public Offering. The Sellers have been advised by you that the U.S. Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the U.S. Prospectus.

     4. Delivery of the Shares and Payment Therefor. Delivery to the U.S. Underwriters of and payment for the Firm Shares shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, at 10:00 A.M., New
York City time, on            , 1997 (the "Closing Date").  The place of closing
for the Firm Shares and the Closing Date may be varied by agreement among you, the Company and the Attorneys-in-Fact.

         Delivery to the U.S. Underwriters of and payment for any Additional Shares to be purchased by the U.S. Underwriters shall be made at the aforementioned office of Smith Barney Inc. at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the U.S. Underwriters to the Company of the U.S. Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement between you and the Company.

         Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request by written notice, it being understood that a facsimile transmission shall be deemed written notice, prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates and stock powers evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor in

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immediately available funds as directed by the Company or the Attorneys-in-Fact, as applicable.

     5. Agreements of the Company. The Company agrees with the several U.S. Underwriters as follows:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

          (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectuses or the Prospectuses or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, including the filing of any information, documents or reports pursuant to the Exchange Act, that makes any statement of a material fact made in the Registration Statement or the Prospectuses (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectuses (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectuses (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

          (c) The Company will furnish to you, without charge, three signed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including

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financial statements and all exhibits to the Registration Statement and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as you may reasonably request.

          (d) The Company will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectuses of which you shall not previously have been advised or to which you shall reasonably object in writing after being so advised or (ii) so long as, in the written opinion of counsel for the U.S. Underwriters (a copy of which shall be delivered to the Company), a prospectus is required to be delivered in connection with sales by any U.S. Underwriter or dealer, file any information, documents or reports pursuant to the Exchange Act, without delivering a copy of such information, documents or reports to you, as Representatives of the U.S. Underwriters, prior to or concurrently with such filing.

          (e) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have reasonably requested or may hereafter reasonably request, copies of each form of the U.S. Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several U.S. Underwriters and by dealers, prior to the date of the U.S. Prospectus, of each U.S. Prepricing Prospectus so furnished by the Company.

          (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the written opinion of counsel for the U.S. Underwriters a U.S. Prospectus is required by the Act to be delivered in connection with sales by any U.S. Underwriter or dealer, the Company will expeditiously deliver to each U.S. Underwriter and each dealer, without charge, as many copies of the U.S. Prospectus (and of any amendment or supplement thereto) as you may reasonably request for a period of nine months after the date of this Agreement; provided, however, that if a request for copies of the Prospectuses is made by any U.S. Underwriter or dealer after such nine-month period, the costs associated with the preparing and filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectuses and delivery of the Prospectuses (and of any amendment or supplement thereto) shall be borne by such U.S. Underwriter or dealer. The Company consents to the use of the U.S. Prospectus (and of any

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amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several U.S. Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the U.S. Prospectus is required by the Act to be delivered in connection with sales by any U.S. Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the written opinion of counsel for the U.S. Underwriters is required to be set forth in the U.S. Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the U.S. Prospectus to comply with the Act or any other law, the Company will make every reasonable effort to prepare and, subject to the provisions of paragraph (d) above and this paragraph (f), file with the Commission an appropriate supplement or amendment thereto and will expeditiously furnish to the U.S. Underwriters and dealers a reasonable number of copies thereof. Each U.S. Underwriter agrees that after receipt of any supplement or amendment to the Prospectus, it will not deliver the Prospectus other than as so supplemented or amended. In the event that the Company and you, as Representatives of the several Underwriters, agree that the Prospectus should be amended or supplemented, the Company, if reasonably requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

          (g) The Company will cooperate with you and with counsel for the U.S. Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several U.S. Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation or to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

          (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later

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than 15 months thereafter, as soon as reasonably practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

          (i) During the period of five years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission or the New York Stock Exchange and (ii) from time to time such other information concerning the Company as you may reasonably request.

          (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 12 hereof or by notice given by you terminating this Agreement pursuant to Section 12 or Section 13 hereof) or if this Agreement shall be terminated by the U.S. Underwriters because of any failure or refusal on the part of the Company or any of the Selling Shareholders to comply, in any material respect, with the terms or fulfill, in any material respect, any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the U.S. Underwriters) incurred by you in connection herewith.

          (k) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the description set forth in the Prospectuses.

          (l) If Rule 430A of the Act is employed, the Company will make every reasonable effort to timely file the Prospectuses pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

          (m) For a period of 180 days after the date hereof (the "Lock-up Period"), the Company will not, without the prior written consent of Smith Barney Inc., offer, sell, contract to sell or otherwise dispose of any Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) or grant any options or warrants to purchase Common Stock that are exercisable during the Lock-up Period, except for (i) sales to the U.S. Underwriters pursuant to this Agreement and the Managers pursuant to the International Underwriting Agreement, (ii) the issuance of Shares upon exercise of outstanding options and (iii) the issuance of Shares in connection with acquisitions, provided that the recipients of such Shares agree not to sell the Shares during the Lock-up Period.

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          (n)  The Company has furnished or will furnish to you "lock-up"
letters, in form and substance satisfactory to you, signed by each of its current executive officers and directors and will make every reasonable effort to furnish to you "lock-up" letters signed by each of its shareholders designated by you.

          (o) Except as stated in this Agreement and in the International Underwriting Agreement and in the Prepricing Prospectuses and Prospectuses, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

          (p) The Company will use its best efforts to have the Common Stock listed, subject to notice of issuance, on the New York Stock Exchange concurrently with the effectiveness of the Registration Statement.

     6. Agreements of the Selling Shareholders. Each of the Selling Shareholders agrees with the several U.S. Underwriters as follows:

          (a) Such Selling Shareholder will cooperate to the extent reasonably necessary to cause the Registration Statement or any post-effective amendment thereto to become effective at the earliest possible time.

          (b) Such Selling Shareholder will pay all Federal and other taxes, if any, on the transfer or sale of such Shares that are sold by such Selling Shareholder to the U.S. Underwriters.

          (c) Such Selling Shareholder will do or perform all things reasonably required to be done or performed by such Selling Shareholder prior to the Closing Date or any Option Closing Date, if applicable, to satisfy all conditions precedent with respect to such Selling Shareholder to the delivery of the Shares pursuant to this Agreement.

          (d) Such Selling Shareholder has executed or will execute a "lock-up" letter as provided in Section 5(n) above and will not sell, contract to sell or otherwise dispose of any Common Stock, except as provided therein or for the sale of Shares to the Underwriters pursuant to this Agreement, prior to the expiration of the Lock-Up Period, without the prior written consent of Smith Barney Inc.

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          (e) Except as stated in this Agreement and the International
Underwriting Agreement and in the Prepricing Prospectuses and the Prospectuses, such Selling Shareholder has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

          (f) To the extent that any statements or omissions made in the Registration Statement or the Prospectuses (as amended or supplemented, if amended or supplemented) specifically refer to the information regarding a Selling Shareholder under the caption "Principal and Selling Shareholders," such Selling Shareholder will advise you promptly upon becoming aware, and if requested by you, will confirm such advice in writing, within the period of time referred to in Section 5(f) hereof, of any change in such information that comes to the attention of such Selling Shareholder that makes any statement made in the Registration Statement or the Prospectuses (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectuses (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectuses (as then amended or supplemented) to comply with the Act or any other law.

     7. Representations and Warranties of the Company. The Company represents and warrants to each U.S. Underwriter that:

          (a) Each U.S. Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act; except that this representation and warranty does not apply to statements in or omissions from such U.S. Prepricing Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Selling Shareholder or to any U.S. Underwriter or Manager furnished to the Company in writing by a Selling Shareholder or a U.S. Underwriter through the Representatives or by a Manager through the Lead Managers expressly for use therein. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

          (b) The Registration Statement in the form in which it became or becomes effective, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectuses and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectuses made in reliance upon and in conformity with information relating to any Selling Shareholder or to any U.S. Underwriter or Manager furnished to the Company in writing by a Selling Shareholder or a U.S. Underwriter through the Representatives or by a Manager through the Lead Managers expressly for use therein.

          (c) All the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the U.S. Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectuses under the caption "Description of Capital Stock."

          (d) The Company is a corporation duly organized and validly subsisting under the laws of the Commonwealth of Pennsylvania with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses. Within fourteen days of the Closing Date the Company will be duly registered and qualified to conduct its business and in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not (1) have a material adverse effect on the condition (financial or other), business, properties, shareholders' equity or results of operations of the Company and the Subsidiaries (as hereinafter defined), taken as a whole,
(2) materially adversely affect the issuance, validity or enforceability of the Shares or (3) materially adversely affect the consummation of any of the transactions contemplated by this Agreement (each of (1), (2) and (3) above, a "Material Adverse Effect").

          (e) All the Company's subsidiaries (as defined in Rule 1-02(x) of Regulation S-X and as required to be identified by Item 601(b)(21) of Regulation S-K) are listed in an exhibit to the Registration Statement (collectively, the "Subsidiaries"). Each Subsidiary is either (i) a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, or (ii) a partnership duly organized and validly existing under the applicable laws of the Commonwealth of Pennsylvania. Each Subsidiary has the requisite corporate or partnership, as the case may be, power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not individually or in the aggregate have a Material Adverse Effect. All the outstanding shares of capital stock of each of the corporate Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are 99% or greater owned by the Company directly, or indirectly through one or more of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance, other than the pledge of such shares pursuant to the Pledge and Intercreditor Agreement, as amended, and the Credit Facility (as defined in the Registration Statement).

          (f) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries which are materially adverse to the Company and its Subsidiaries, taken as a whole, or to which the Company or any of the Subsidiaries, or to which any of their respective properties is subject, which are material to the Company and its Subsidiaries, taken as a whole, that are required to be described in the Registration Statement or the Prospectuses but are not described as required.

          (g) Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate or articles of incorporation or by-laws, or other organizational documents, (ii) in violation of any statute, law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any ruling, judgment, injunction, order or decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries (except where any such violation or violations in the aggregate would not have a Material Adverse Effect), or (iii) in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound (except where any such default or defaults in the aggregate would not have a Material Adverse Effect).

          (h) Other than as will be obtained, waived or otherwise corrected prior to the Closing Date, neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement or the International Underwriting Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby and thereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except as may be required for the registration of the Shares under the Act and the Exchange Act (which has been effected) and such as may be required under state securities or foreign laws) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing (except as may be required for the registration of the Shares under the Act and the Exchange Act (which has been effected) and such as may be required under state securities or foreign laws) or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject other than security interests granted pursuant to the Credit Agreement, the 1996 Notes and the 1997 Notes (as defined in the Registration Statement).

          (i) The accountants, Arthur Andersen LLP and Deloitte & Touche LLP, who have certified or shall certify the financial statements filed or to be filed as part of the Registration Statement or the Prospectuses (or any amendment or supplement thereto) are independent public accountants as required by the Act.

          (j) The historical consolidated financial statements of the Company, together with related schedules and notes forming part of the Registration Statement and the Prospectuses (and any amendment or supplement thereto), and, to the knowledge of the Company, the historical financial statements of Security Archives, Inc. and Records Management Services, Inc., together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), comply with the requirements of the Act and present fairly the consolidated financial position, results of operations, cash flows and changes in financial position of the Company and the Subsidiaries and Security Archives, Inc. and Records Management Services, Inc., as the case may be, on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; the statements and related schedules and notes of the Company and, to the knowledge of the Company, the statements and related schedules and notes of Security Archives, Inc. and Records Management Services, Inc., have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the pro forma financial information, and the related notes thereto, included in the Registration Statement and the Prospectuses (and any amendment or supplement thereto) have been prepared in accordance with the applicable requirements of the Act and the assumptions used in preparing such information are reasonable; and the other historical and pro forma financial and statistical information and data set forth in the Registration Statement and the Prospectuses (and any amendment or supplement thereto) are accurately presented in all material respects and prepared on a basis consistent with the books and records of the Company and its Subsidiaries.

          (k) The execution and delivery of, and the performance by the Company of its obligations under, each of this Agreement and the International Underwriting Agreement have been duly and validly authorized by the Company, and each of this Agreement and the International Underwriting Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings may be brought and (iii) rights to indemnity and contribution hereunder or thereunder may be limited by federal or state securities laws or the public policy underlying such laws.

          (l) Except as disclosed or contemplated in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock of the Company, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries, or any development having or which may reasonably be expected to result in a Material Adverse Effect.

          (m) Each of the Company and the Subsidiaries has good and valid title to all property (real and personal) described in the Prospectuses as being owned by it which is material to the business of the Company and its Subsidiaries taken as a whole, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectuses or in a document filed as an exhibit to the Registration Statement and all the property described in the Prospectuses as being held under lease by each of the Company and the Subsidiaries which is material to the business of the Company and its Subsidiaries taken as a whole is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate do not interfere in any material respect with the conduct of the business of the Company and the Subsidiaries, taken as a whole or the use made or proposed to be made of such property by the Company or its Subsidiaries.

          (n) The Company has not distributed and, prior to the later to occur of (i) the Closing Date or the Option Closing Date, if any, and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectuses, the Prospectuses or other materials, if any, permitted by the Act.

          (o) Except as described in clause (d) above, the Company and each of the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("Permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectuses, except where the failure to so possess would not, individually or in the aggregate, have a Material Adverse Effect and subject to such qualifications as may be set forth in the Prospectuses; the Company and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Prospectuses, except where any such revocation, termination or impairment would not have a Material Adverse Effect.

          (p) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (q) To the Company's knowledge, neither the Company nor any of its Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectuses.

          (r) The Company and, to the Company's knowledge, each of the Subsidiaries have filed all tax returns required to be filed or obtained extensions therefor, which returns are true and correct in all material respects, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except where the failure to file such returns or to pay such taxes is not reasonably likely to have a Material Adverse Effect.

          (s) Except as described in the Prospectuses, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement or the International Underwriting Agreement, or otherwise. Except as described in or contemplated by the Prospectuses, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of Common Stock of the Company or any security convertible into or exchangeable or exercisable for Common Stock of the Company.

          (t) The Company and the Subsidiaries own or possess all patents, trademarks, trademark registration, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectuses as being owned by them or any of them or necessary for the conduct of their respective businesses, except where the lack of such ownership or possession would not, individually or in the aggregate, have a Material Adverse Effect, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing.

          (u) The Company is not and, upon sale of the Shares to be issued and sold in accordance herewith and upon application of the net proceeds to the Company from such sale as described in the Prospectuses under the caption "Use of Proceeds," will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

          (v) The Company and, to the Company's knowledge, each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company deems prudent and customary to cover replacement costs of real and personal property; subject to certain limitations and deductibles, such policies also cover extraordinary expenses associated with business interruption and damage or loss from fire, flood or earthquakes (in certain geographic areas), and losses at the Company's facilities up to approximately $225 million; neither the Company nor, to the knowledge of the Company, any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor, to the knowledge of the Company, any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in or contemplated by the Prospectuses.

          (w) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Prospectuses.

          (x) Except for the shares of capital stock or partnership interests of each of the Subsidiaries owned by the Company and such Subsidiaries, neither the Company nor any such Subsidiary owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity, except as described in or contemplated by the Prospectuses.

          (y) There are no labor disputes with the Company's employees or with employees of the Subsidiaries that exist or, to the Company's knowledge, are imminent that are reasonably likely to materially adversely affect the Company and the Subsidiaries taken as a whole, and the Company is not aware of any existing or imminent labor disturbance by any of its or the Subsidiaries' principal suppliers, contractors or customers that are reasonably likely to have a Material Adverse Effect.

          (z) With respect to each employee benefit plan, program and arrangement (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to by the Company or the Subsidiaries, or with respect to which the Company or the Subsidiaries could incur any liability under ERISA (collectively, the "Benefit Plans"), no event has occurred and there exists no condition or set of circumstances in connection with which the Company or the Subsidiaries could be reasonably likely to be subject to any liability under the terms of such Benefit Plan or applicable law (including, without limitation, ERISA and the Internal Revenue Code of 1986, as amended (the "Code")) that could have a Material Adverse Effect.

          (aa) The Company and, to the Company's knowledge, the Subsidiaries are (i) (A) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (C) and are in compliance with all terms and conditions of any such permit, license or approval, except, in each case, where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect; (ii) except as disclosed in the Registration Statement or the Prospectuses, there is no civil, criminal or administrative action, suit, demand, hearing, notice of violation or deficiency, investigation, proceeding or notice of potential responsibility or liability or demand letter or request for information pending, or to the knowledge of the Company, threatened against the Company or any of its Subsidiaries under any Environmental Laws which, if determined adversely to the Company or any such Subsidiary, would, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect. Neither the Company nor, to the Company's knowledge, any of the Subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA").

     8.   Representations and Warranties of the Selling Shareholders.    Each
Selling Shareholder represents and warrants to each U.S. Underwriter that:

          (a) Such Selling Shareholder now has, and on the Closing Date and any Option Closing Date, if applicable, will have, valid and marketable title to the Shares to be sold by such Selling Shareholder on such date, free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer, except as otherwise described in the Prospectuses.

          (b) Such Selling Shareholder now has, and on the Closing Date and any Option Closing Date, if applicable, will have, full legal right, power and authorization, and any approval required by law (other than any approval under federal or state securities or foreign laws), to sell, assign, transfer and deliver such Shares in the manner provided in this Agreement and the International Underwriting Agreement, and upon delivery of and payment for such Shares hereunder, the several U.S. Underwriters will acquire valid and marketable title to such Shares free and clear of any lien, claim, security interest, or other encumbrance.

          (c) This Agreement, the International Underwriting Agreement and the Custody Agreement have been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and are the valid and binding agreements of such Selling Shareholder enforceable against such Selling Shareholder in accordance with their terms, except that (i) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings may be brought and (iii) rights to indemnity and contribution hereunder or thereunder may be limited by federal or state securities laws or the public policy underlying such laws.

          (d) Neither the sale of the Shares, the execution, delivery or performance of this Agreement, the International Underwriting Agreement or the Custody Agreement by or on behalf of such Selling Shareholder nor the consummation by or on behalf of such Selling Shareholder of the transactions contemplated hereby and thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except as may be required for the registration of the Shares under the Act and the Exchange Act and such as may be required under state securities or foreign laws), or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is or may be bound (except any such agreements or other instruments which will either be terminated or released upon the Closing hereunder), or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to such Selling Shareholder, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to the terms of any agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound or to which any of the property or assets of such Selling Shareholder is subject.

          (e) The information pertaining to such Selling Shareholder provided to the Company for inclusion under the caption "Principal and Selling Shareholders" in the Prospectuses, does not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (f) The representations and warranties of such Selling Shareholder in the Custody Agreement are, and on the Closing Date and any Option Closing Date, if applicable, will be, true and correct.

          (g) Such Selling Shareholder has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares, except for the lock-up arrangements referred to in the Prospectuses.

          (h) Such Selling Shareholder has not distributed and, prior to the later to occur of (i) the Closing Date or the Option Closing Date, if applicable, and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares.

     9. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless you and each other U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any U.S. Prepricing Prospectus or in the Registration Statement or the U.S. Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to any U.S. Underwriter or Manager furnished in writing to the Company by or on behalf of any U.S. Underwriter through you or by or on behalf of any Manager through a Lead Manager expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any U.S. Prepricing Prospectus shall not inure to the benefit of any U.S. Underwriter (or to the benefit of any person controlling such U.S. Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such

U.S. Underwriter to any person if a copy of the U.S. Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such U.S. Prepricing Prospectus was corrected in the U.S. Prospectus, provided that the Company has delivered the U.S. Prospectus to the several U.S. Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

          (b) If any action, suit or proceeding shall be brought against any U.S. Underwriter or any person controlling any U.S. Underwriter in respect of which indemnity may be sought against the Company or any Selling Shareholder, such U.S. Underwriter or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses; provided, however, that the failure so to notify the indemnifying parties shall not relieve the indemnifying parties from any obligation or liability except to the extent that the indemnifying parties have been prejudiced materially by such failure. Such U.S. Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such U.S. Underwriter or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such U.S. Underwriter or such controlling person and the indemnifying parties and such U.S. Underwriter or such controlling person shall have been advised by its counsel in writing that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such U.S. Underwriter or such controlling person). It is understood, however, that in the event that one or more persons seeking indemnity exercises its right to employ separate counsel pursuant to the preceding sentence, the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to one local counsel in each such jurisdiction) at any time for all such U.S. Underwriters and controlling persons, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses as required to be paid by the indemnifying parties hereunder shall be reimbursed as they are incurred. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless any U.S. Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

          (c) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each of you and each other U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act to the same extent as the foregoing indemnity from the Company to each U.S. Underwriter, but only with respect to the information furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto; provided, however, the liability of a Selling Shareholder under this paragraph (c) shall not exceed the proceeds received by such Selling Shareholder from the sale of such Selling Shareholder's Shares hereunder. If any action, suit or proceeding shall be brought against any U.S. Underwriter, any such controlling person of any U.S. Underwriter, the Company, any of its directors, any such officer, or any such controlling person of the Company, based on the Registration Statement, the Prospectus or any Prepricing Prospectus or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Selling Shareholder pursuant to this paragraph (c), such Selling Shareholder shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Selling Shareholder shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Selling Shareholder's expense), and each Underwriter, each such controlling person of any U.S. Underwriter, the Company, its directors, any such officer, and any such controlling person of the Company shall have the rights and duties given to the U.S. Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which any Selling Shareholder may otherwise have.

          (d) Each U.S. Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, any person who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and the Selling Shareholders, to the same extent as the foregoing indemnity from the Company and the Selling Shareholders to each U.S. Underwriter, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon the untrue statement or alleged untrue statement of a material fact contained in any U.S. Prepricing Prospectus or in the Registration Statement or the U.S. Prospectus or in any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such U.S. Underwriter through you specifically for use therein. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, any such controlling person or any Selling Shareholder based on the Registration Statement, the U.S. Prospectus or any U.S. Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any U.S. Underwriter pursuant to this paragraph (d), such U.S. Underwriter shall have the rights and duties given to the Company by paragraph
(b) above (except that if the Company or the Selling Shareholders shall have assumed the defense thereof such U.S. Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such U.S. Underwriter's expense), and the Company, its directors, any such officer, any such controlling person, and the Selling Shareholders, shall have the rights and duties given to the U.S. Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which any U.S. Underwriter may otherwise have.

          (e) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under paragraphs (a), (c) or (d) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the U.S. Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the U.S. Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the U.S. Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the U.S. Underwriters, in each case as set forth in the table on the cover page of the U.S. Prospectus; provided that, in the event that the U.S. Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company, the Selling Shareholders or the U.S. Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company, and the underwriting discounts and commissions received by the U.S. Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the U.S. Prospectus. The relative fault of the Company and the Selling Shareholders on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or by the U.S. Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (f) The Company, the Selling Shareholders and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 9 were determined by a pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 9, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9, no Selling Shareholder shall be required to contribute any amount in excess of the total net proceeds of the Shares sold by such Selling Shareholder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The U.S. Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule II hereto (or such numbers of Firm Shares increased as set forth in Section 12 hereof) and not joint.

          (g) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

          (h) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company and the Selling

Shareholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any U.S. Underwriter or any person controlling any U.S. Underwriter, the Company, its directors or officers or the Selling Shareholders, any director, officer or partner of a Selling Shareholder or any person controlling the Company or any Selling Shareholder, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement.
Notwithstanding any other provisions of this Agreement, if this Agreement terminates prior to the purchase of the Shares by the U.S. Underwriters, the Company and the Selling Shareholders shall not be liable for any lost profits. A successor to any U.S. Underwriter or any person controlling any U.S. Underwriter, or to the Company, its directors or officers, or to a Selling Shareholder, any director, officer or partner of a Selling Shareholder or any person controlling the Company or any Selling Shareholder, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

     10. Conditions of U.S. Underwriters' Obligations. The several obligations of the U.S. Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Registration Statement or such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any U.S. Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectuses or otherwise) shall have been complied with to your reasonable satisfaction.

          (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company and the Subsidiaries taken as a whole not contemplated by the Prospectuses, which in your reasonable opinion, as Representatives of the several U.S. Underwriters, would materially adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any officer or director of the Company or any Selling Shareholder which makes any statement made in the Prospectuses untrue or which, in the opinion of the Company and its counsel or the U.S. Underwriters and their counsel, requires the making of any addition to or change in the Prospectuses in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectuses to reflect such event or development would, in your opinion, as Representatives of the several U.S. Underwriters, materially adversely affect the market for the Shares.

          (c) You shall have received on the Closing Date and any Option Closing Date an opinion of Cozen and O'Connor, counsel for the Company and the Selling Shareholders, dated the Closing Date, and any Option Closing Date, as the case may be, and addressed to you, as Representatives of the several U.S. Underwriters, to the effect that:

                (i) The Company is a corporation duly incorporated and validly subsisting under the laws of the Commonwealth of Pennsylvania with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses, and is in the process of qualifying in the jurisdictions set forth on Annex A to such opinion;

                (ii) Each of the Subsidiaries organized under the laws of the United States or a state thereof ("U.S. Subsidiary") is either (A) a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, or (B) a limited partnership duly organized under the laws of the Commonwealth of Pennsylvania;

                (iii) The authorized and, to such counsel's knowledge, outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectuses; and the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectuses under the caption "Description of Capital Stock";

                (iv) To the knowledge of such counsel, all the shares of capital stock of the Company outstanding prior to the issuance of the Shares to be issued and sold by the Company pursuant to the Underwriting Agreements have been duly authorized and validly issued, and are fully paid and nonassessable;

          (v) The Underwritten Shares to be issued and sold to the U.S. Underwriters and Managers by the Company under the U.S. Underwriting Agreement and the International Underwriting Agreement have been duly authorized and, when issued and delivered to the U.S. Underwriters and Managers against payment therefor in accordance with the terms of the U.S. Underwriting Agreement and the International Underwriting Agreement, respectively, will be validly issued (assuming certificates for such Shares have been validly countersigned by the transfer agent for the Common Stock), fully paid and nonassessable and free of any (A) statutory preemptive rights or (B) to the knowledge of such counsel, similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company;

          (vi) The form of certificates for the Shares conforms to the requirements of the Pennsylvania Business Corporation Law of 1988, as amended;

          (vii) The Registration Statement and all post-effective amendments, if any, have become effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and, to such counsel's knowledge, any required filing of the Prospectuses pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

          (viii) The Company has the requisite corporate power and authority to enter into the U.S. Underwriting Agreement and the International Underwriting Agreement and to issue, sell and deliver the Underwritten Shares to be sold by it to the U.S. Underwriters and Managers as provided therein, and each of the U.S. Underwriting Agreement and the International Underwriting Agreement has been duly authorized, executed and delivered by the Company;

          (ix) Neither the Company nor, to the knowledge of such counsel, any of the U.S. Subsidiaries is (A) in violation of its respective certificate of incorporation or bylaws or other organizational documents or (B) to the knowledge of such counsel, in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness that is filed as an exhibit to the Registration Statement, except as may be disclosed in the

Prospectuses or where any such default or defaults in the aggregate would not, singularly or in the aggregate, have a Material Adverse Effect;

          (x) None of the offer, issuance, sale or delivery of the Underwritten Shares, the execution, delivery or performance by the Company of the U.S. Underwriting Agreement or the International Underwriting Agreement, compliance by the Company with all provisions of this Agreement and the International Underwriting Agreement, or consummation by the Company of the transactions contemplated hereby or by the International Underwriting Agreement conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of incorporation or bylaws or other organizational document of the Company or any of the U.S. Subsidiaries or any material agreement, indenture, lease or other instrument to which the Company is a party or by which it or any of its properties is bound that is filed as an exhibit to the Registration Statement, or, except as disclosed in the Registration Statement, will, to such counsel's knowledge, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the U.S. Subsidiaries under any such agreement, indenture, lease or other instrument, nor, to such counsel's knowledge, will any such action result in any violation of any existing law or regulation (assuming compliance with all applicable state securities or Blue Sky laws and foreign laws), or any ruling, judgment, injunction, order or decree of any court or governmental entity or instrumentality known to such counsel, and applicable to the Company, the U.S. Subsidiaries or any of their respective properties;

          (xi) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company (except as have been obtained under the Act or the Exchange Act or such as may be required under state securities or Blue Sky laws and foreign laws) for the valid issuance and sale of the Shares to the U.S. Underwriters as contemplated by the U.S. Underwriting Agreement;

          (xii) The Registration Statement and the Prospectuses and any supplements or amendments thereto (except for the financial statements, schedules, and notes thereto and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act;

          (xiii) To the knowledge of such counsel, (A) other than as described or contemplated in the Prospectuses, there are no legal or governmental proceedings pending or threatened against the Company or any of the U.S. Subsidiaries, or to which the Company, the U.S. Subsidiaries or any of their respective properties is subject, which are required to be described in the Registration Statement or Prospectuses (or any amendment or supplement thereto) and (B) there are no agreements, contracts, indentures, leases or other instruments relating to the Company or any of the U.S. Subsidiaries, of a character that are required to be described in the Registration Statement or the Prospectuses (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described or filed as required, as the case may be;

          (xiv) To the knowledge of such counsel, the U.S. Underwriting Agreement, the International Underwriting Agreement and the Custody Agreement have each been duly executed and delivered by or on behalf of each of the Selling Shareholders;

          (xv) The statements in the Registration Statement and Prospectuses, under the caption "Shares Eligible for Future Sale," insofar as they refer to statements of law or legal conclusions, are accurate in all material respects;

          (xvi) Except as described in the Prospectuses, such counsel does not know of any outstanding option, warrant or other right calling for the issuance of, and such counsel does not know of any commitment, plan or arrangement to issue, any share of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company; and, except as described in the Prospectuses, such counsel does not know of any holder of any security of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or permit them to underwrite the sale of, any of the Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of Common Stock or other securities of the Company;

          (xvii) The Company is not now and upon the sale of the Shares to be issued and sold in accordance herewith and upon application of the net proceeds from such sale as described in the Prospectuses under the caption "Use of Proceeds" will not be an "investment company" within the meaning of the 1940 Act;

          (xviii) Each Selling Shareholder has full legal right, power and authority, and any approval required by law (except such as may be required under state securities or Blue Sky laws or foreign laws), to sell, assign, transfer and deliver good and valid title to the Shares which such Selling Shareholder has agreed to sell pursuant to this Agreement and the International Underwriting Agreement;

          (xix) The execution and delivery of this Agreement and the sale of the Shares by each Selling Shareholder to the Underwriters, and compliance by such Selling Shareholder with the terms of this Agreement, including the delivery to the Underwriters of certificates evidencing such shares and the execution and delivery to the U.S. Underwriters of a stock power in blank, have been duly authorized by all necessary action on the part of such Selling Shareholder and, to the knowledge of such counsel, do not, and will not, conflict with, or result in a breach of any of the terms and provisions of, or constitute a default under (I) any statute, rule or regulation (assuming compliance with all applicable state securities and Blue Sky laws or foreign laws) relating to such Selling Shareholder or its legal status in each case, that in the experience of such counsel are normally applicable to transactions of the type provided for in this Agreement, (II) any material judgment, order, rule, injunction or regulation of any court or governmental agency or body, domestic or foreign, known to such counsel or (III) any material contract, agreement or other instrument known to such counsel to which such Selling Shareholder is a party or by which it or any of its properties are subject;

          (xx) Upon delivery of the Shares to be sold by the Selling Shareholders pursuant to this Agreement and payment therefor as contemplated herein, the Underwriters will have acquired all rights of the Selling Shareholder in the Shares free and clear of any security interest, mortgage, lien, pledge, encumbrance or claim.

          In addition, such counsel shall state that although counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements in the Registration Statement (except to the extent set forth in paragraphs (iii) and (xv) above), such counsel has participated in the preparation of the Registration Statement and the Prospectuses, including general review and discussion of the contents thereof and nothing has come to the attention of such counsel that would lead them to believe that the Registration

Statement at the time the Registration Statement became effective, or the Prospectuses, as of their respective dates and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated or, necessary to make the statements therein, in the case of the Prospectuses, in the light of the circumstances under which they were made, not misleading or that any amendment or supplement to the Prospectuses, as of its respective date, and as of the Closing Date or the Option Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact required to be stated in the Prospectuses or necessary in order to make the statements therein, in the case of the Prospectuses, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no statement with respect to the financial statements, financial schedules, pro forma financial statements and the notes thereto and other financial and statistical data included in the Registration Statement or the Prospectuses).

          In rendering their opinion as aforesaid, counsel may, as to factual matters, rely, to the extent such counsel deems proper, upon written certificates or statements of officers of the Company and the Selling Shareholders. The foregoing opinion may be limited to the federal laws of the United States of America and the Commonwealth of Pennsylvania, and counsel rendering the foregoing opinion may rely as to questions of fact upon the representations of the Selling Shareholders as set forth in this Agreement and in the Custody Agreement.

          (d) You shall have received on the Closing Date and any Option Closing Date an opinion of Blake, Cassels & Graydon and/or Stewart McKelvey Stirling Seals (as appropriate), Canadian counsel for the Canadian Subsidiary, dated the Closing Date and any Option Closing Date, as the case may be, and addressed to you, as Representatives of the several U.S. Underwriters, to the effect that:

                (i) The Canadian Subsidiary is a corporation duly organized and validly existing under the laws of the jurisdiction of their organization with full corporate power and authority to own, lease, and operate their properties and to conduct its business as described in the Registration Statement and the Prospectuses (and any amendment or supplement hereto); and all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and is 99% indirectly owned by the Company registered in the name of ___________.

                (ii) The Canadian Subsidiary is not in violation of its certificate of incorporation or bylaws or other organizational documents.

                (iii) Neither the offer, issuance, sale or delivery of the Underwritten Shares, nor the execution, delivery or performance by the Company of this Agreement or the U.S. Underwriting Agreement or compliance by the Company with all provisions of this Agreement and the U.S. Underwriting Agreement, nor consummation by the Company of the transactions contemplated hereby or by the U.S. Underwriting Agreement conflicts or will conflict with or constitutes or will constitute a breach of, or default under, the certificate of incorporation or bylaws, or other organizational document, or the Canadian Subsidiary or to such counsel's knowledge, except as disclosed in the Registration Statement, will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Canadian Subsidiary under any material agreement, indenture, lease or other instrument, nor, to such counsel's knowledge, will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities or Blue Sky laws and foreign laws), or any ruling, judgment, injunction, order or decree of any court or governmental entity or instrumentality known to such counsel, and applicable to the Canadian Subsidiary or any of its respective properties.

          (e) You shall have received on the Closing Date and any Option Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom, LLP, counsel for the U.S. Underwriters, dated the Closing Date and any Option Closing Date, as the case may be, with respect to the matters referred to in clauses (v) (other than subclause (B) thereof), (vii), (viii), (x) and the paragraph immediately following clause (xx) of the foregoing paragraph (c) and such other related matters as you may request.

          (f) You shall have received letters addressed to you, as Representatives of the several U.S. Underwriters, and dated the date hereof and the Closing Date and any Option Closing Date from Arthur Andersen LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

          (g) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the

Company, shall be contemplated by the Commission at or prior to the Closing Date or any Option Closing Date, as the case may be; (ii) there shall not have been any material change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectuses (or any amendment or Supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), except as may otherwise be stated or contemplated in the Registration Statement and Prospectuses (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries taken as a whole, other than those reflected in the Registration Statement or the Prospectuses (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date or such Option Closing Date, as the case may be, as if made on and as of the Closing Date or any Option Closing Date, as the case may be, and you shall have received a certificate, dated the Closing Date or such Option Closing Date, as the case may be, and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 10(g) and in Section 10(h) hereof.

          (h) The Company shall not have failed at or prior to the Closing Date or any Option Closing Date, as the case may be, to have performed or complied in all material respects with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date or such Option Closing Date.

          (i) All the representations and warranties of the Selling Shareholders contained in this Agreement and in the International Underwriting Agreement shall be true and correct in all material respects, on and as of the date hereof and on and as of the Closing Date or any Option Closing Date, as the case may be, as if made on and as of the Closing Date or such Option Closing Date, as the case may be, and you shall have received a certificate, dated the Closing Date or such Option Closing Date, as the case may be, and signed by or on behalf of each of the Selling Shareholders to the effect set forth in this Section 10(i) and in Section 10(j) hereof.

          (j) The Selling Shareholders shall not have failed at or prior to the Closing Date or any Option Closing Date, if applicable, to have performed or complied in all material respects with any of their agreements contained in this Agreement or the International Underwriting Agreement and required to be performed or complied with by them at or prior to the Closing Date or such Option Closing Date, if applicable.

          (k) The Sellers shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

          (l) The Common Stock shall have been listed or approved for listing, subject to notice of issuance, on the New York Stock Exchange.

          (m) The closing under the International Underwriting Agreement shall have occurred concurrently with the closing hereunder on the Closing Date.

          All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

          Any certificate or document signed by any officer of the Company or any Attorney-in-Fact or any Selling Shareholder and delivered to you, as Representatives of the U.S. Underwriters, or to counsel for the U.S. Underwriters, shall be deemed a representation and warranty by the Company, the Selling Shareholders or the particular Selling Shareholder, as the case may be, to each U.S. Underwriter as to the statements made therein.

          The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 10, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 10 shall be dated the Option Closing Date in question and the opinions or letters called for by paragraphs
(c), (d), (e) and (f) shall be revised to reflect the sale of Additional Shares.

     11. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by the Company of its obligations hereunder: (i) the printing (or reproduction) and filing with the Commission and delivery (including postage, air freight (or reproduction) for counting and packaging) of such copies of the Registration Statement, each Prepricing Prospectus, the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (ii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares by the Company;
(iii) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the original issuance and sale of the Shares; (iv) the registration of the Common Stock under the Exchange Act and the listing of the Shares on the New York Stock Exchange;
(v) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vi) the filing fees in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (vii) the transportation and other expenses incurred by or on behalf of representatives of the Company in connection with presentations to prospective purchasers of the Shares; and (viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company. Each Selling Shareholder agrees to pay for any transfer taxes on the sale by such Selling Shareholder of such Selling Shareholder's Shares to the U.S. Underwriters.

     12.  Effective Date of Agreement.  This Agreement shall become effective:
(i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several U.S. Underwriters, by notifying the Company and the Selling Shareholders.

          If any one or more of the U.S. Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting U.S. Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares which the U.S. Underwriters are obligated to purchase on the Closing Date, each non-defaulting U.S. Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule II hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting U.S. Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Shares which such defaulting U.S. Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the U.S. Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the U.S. Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares by one or more non-defaulting U.S. Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting U.S. Underwriter or the Company (provided that if such default occurs with respect to the Additional Shares after the Closing Date, this Agreement will not terminate as to the Firm Shares or any Additional Shares purchased prior to such termination). In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting U.S. Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "U.S. Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule II hereto which, with your approval and the approval of the Company, purchases Shares which a defaulting U.S. Underwriter is obligated, but fails or refuses, to purchase.

          Any notice under this Section 12 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

     13. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any U.S. Underwriter to the Company or any Selling Shareholder, by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the U.S. Prospectus or to enforce contracts for the resale of the Shares by the U.S. Underwriters.

          Notice of such termination may be given by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

     14. Information Furnished by the U.S. Underwriters. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside front cover page, and the statements in the first through third, sixth through ninth and thirteenth paragraphs under the caption "Underwriting" in any U.S. Prepricing Prospectus and in the U.S. Prospectus constitute the only information furnished by or on behalf of the U.S. Underwriters through you as such information is referred to in Sections 7(b) and 9 hereof.

     15. Miscellaneous. Except as otherwise provided in Sections 5, 12 and 13 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company or the Selling Shareholders at the office of the Company at, 631 Park Avenue, King of Prussia, PA 19406,
Attention: President; or (ii) if to you, as Representatives of the several U.S. Underwriters, care of Smith Barney Inc., 388 Greenwich Street,

New York, New York 10013, Attention: Manager, Investment Banking Division.

          This Agreement has been and is made solely for the benefit of the several U.S. Underwriters, the Company, its directors and officers, the other controlling persons referred to in Section 9 hereof and the Selling Shareholders and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any U.S. Underwriter of any of the Shares in his status as such purchaser.

     16. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

          Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Shareholders and the several U.S. Underwriters.


                                      Very truly yours,

                                      PIERCE LEAHY CORP.


                                      By .......................
                                         Name:
                                         Title:


                                      Each of the Selling Shareholders
                                      named in Schedule I hereto


                                      By ..........................
                                           Attorney-in-Fact



Confirmed as of the date first
above mentioned on behalf of
themselves and the other several U.S.
Underwriters named in Schedule II
hereto.

SMITH BARNEY INC.
MERRILL LYNCH & CO.
PAINEWEBBER INCORPORATED

   As Representatives of the Several U.S. Underwriters

By SMITH BARNEY INC.


By ............................
         Managing Director

                                   SCHEDULE I

                              PIERCE, LEAHY CORP.


Part A - Firm Shares
--------------------

                                                    Number of
          Selling Shareholders                     Firm Shares
          --------------------                     -----------



                                                   --------------
                                   Total........
                                                   --------------



Part B - Additional Shares
--------------------------

                                  SCHEDULE II

                               PIERCE LEAHY CORP.


Part A - Firm Shares
--------------------

                            Number of                 Number of
    Underwriter            Firm Shares  Underwriter  Firm Shares
    -----------            -----------  -----------  -----------


Smith Barney Inc. . . .

Merrill Lynch & Co. . .

PaineWebber Incorporated



Part B - Additional Shares
--------------------------



                                                     -----------
                                         Total.....
                                                     -----------